Exhibit 10.55

FOUNDATION COAL
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Effective July 30, 2004

TABLE OF CONTENTS

INTRODUCTION		1

ARTICLE I	DEFINITIONS	2

1.1	Accrued Benefit	2
1.2	Beneficiary	2
1.3	Board of Directors	2
1.4	Change in Control	2
1.5	Code	5
1.6	Committee	5
1.7	Company	5
1.8	Compensation	5
1.9	Effective Date	5
1.10	Employee	5
1.11	Normal Retirement Date	5
1.12	Participant	6
1.13	Plan	6
1.14	Plan Year	6
1.15	Retirement Plan	6
1.16	Supplemental Benefit	6
1.17	Trust	6
1.18	Trust Agreement	6
1.19	Trustee	6

ARTICLE II	ELIGIBILITY FOR PARTICIPATION	7

ARTICLE III	FUNDING	8

ARTICLE IV	VESTING	9

ARTICLE V	COMPUTATION OF SUPPLEMENTAL BENEFIT	10

ARTICLE VI	PAYMENT OF SUPPLEMENTAL BENEFIT	11

6.1	Commencement of Supplemental Benefit Payments	11
6.2	Death Benefits	11
6.3	Plan Interest Nonassignable	11
6.4	Distribution to Minors or Incapacitated Persons	11
6.5	Termination of Service	12
6.6	Change in Control	12
6.7	Reduction of Supplemental Benefit in the Event of Payment From Trust Upon Taxation of Interest in Trust	12

6.8	Overpayments	12

ARTICLE VII	ADMINISTRATION OF THE PLAN	13

7.1	Administration	13
7.2	Claim Procedures	13

ARTICLE VIII	AMENDMENTS AND TERMINATION	15

ARTICLE IX	MISCELLANEOUS	16

9.1	Effect on Employment	16
9.2	Liability	16
9.3	Applicable Law	16
9.4	Effect of Agreement	16

INTRODUCTION
By action dated July 30, 2004, the Board of Directors of Foundation Coal Corporation established the Foundation Coal Supplemental Executive Retirement Plan.
Accordingly, this document sets forth the provisions, which, together with the Appendices hereto and the materials, if any, incorporated by reference herein or in any of the Appendices, constitute the Plan, effective as of July 30, 2004.

ARTICLE I

DEFINITIONS
The following capitalized words when used in the Plan shall have the following meanings set forth herein. Words in the masculine gender include the feminine gender, and vice versa. Wherever any words are used in the singular form, they shall be construed as if they were also used in the plural form in all cases where the plural form would so apply, and vice versa. Where the definitions include rules regarding the definition, those rules shall apply. Wherever a capitalized word is used herein but is not otherwise defined, it shall have the same meaning as set forth in the Retirement Plan.

1.1	Accrued Benefit
Accrued Benefits means a Participant’s “Accrued Benefit” as that term is defined in the Retirement Plan.

1.2	Beneficiary
Beneficiary means any person to whom a Supplemental Benefit is payable under the Plan on account of a Participant’s death in accordance with the provisions of Section 6.2.

1.3	Board of Directors
Board of Directors means the Board of Directors of Foundation Coal Corporation.

1.4	Change in Control
Change in Control means the happening of any of the following events:

(a)
The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange. Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either

(i)	the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or

(ii)	the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);
provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust)

sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction described in Sections 1.4(c)(i), (ii), and (iii); or

(b)
Individuals who, as of the Effective Date, constituted the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a member of the Board of Directors subsequent to the Effective Date, whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board or of the shareholders who are Persons directly or indirectly owned by Foundation Coal Corporation shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial membership on the Board of Directors occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors or the shareholders who are Persons directly or indirectly owned by Foundation Coal Corporation; or

(c)	Approval by the shareholders of the Company of a reorganization, merger, or consolidation (a “Business Combination”), in each case, unless, following such Business Combination,

(i)
all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,

(ii)
no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

(iii)
at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board of Directors, in either case providing for such Business Combination; or

(d)	Approval by the shareholders of the Company of

(i)	a complete liquidation or dissolution of the Company, other than a complete liquidation or dissolution in connection with the transaction described in Section 1.4(c) above; or

(ii)
the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition, (A) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock, or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or at the time of the action of the Board of Directors, in either case providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board of Directors.

Upon the occurrence of an event described in Section 1.4(a), (b), (c), or (d), the Company shall be obligated, and without limitation the President of Foundation Coal Corporation, or in the event of his death, disability, retirement, incapacity, or inability to act, the General Counsel of Foundation Coal Corporation, or in the event of his death, disability, retirement, incapacity, or inability to act, the Committee as it was comprised immediately prior to the Change in Control, shall be duly authorized, to give written notice to the Trustee of the occurrence of such event, to determine within a reasonable time period the amount of payments due to Participants under Section 6.6, to direct the Trustee regarding payment of such benefits which payments shall be used to reduce the Company’s liability under the Plan, and to take any and all necessary administrative action with regard to the Plan.

1.5	Code
Code means the Internal Revenue Code of 1986, as amended from time to time.

1.6	Committee
Committee means the management committee established by the Board of Directors or one or more individuals to whom the Board of Directors has delegated the responsibility for administering and amending the Plan. The Committee’s authority shall be subject to any restrictions imposed by the Board of Directors. The Committee shall act in accordance with its own internal procedures. If no management committee has been established by the Board of Directors, then the term “Committee” means the Board of Directors.

1.7	Company
Company means one or more of the following, whichever apply to a particular individual or in given circumstances: Foundation Coal Corporation and its predecessors or successors and any of its wholly-owned subsidiaries that is a participating company in the Retirement Plan; provided, however, that for purposes of the definition of “Change in Control” in Section 1.4 of the Plan, “Company” means solely Foundation Coal Corporation and its successors.

1.8	Compensation
Compensation means a Participant’s “Compensation” as that term is defined in the Retirement Plan.

1.9	Effective Date
Effective Date means (except as otherwise set forth herein) for the Plan, as set forth herein, July 30, 2004. The Effective Date of any subsequent amendment or restatement of the Plan shall be the effective date specified in the amendment or restatement, or in the resolution or minutes of action adopting the amendment or restatement.

1.10	Employee
Employee means an individual who is an “Employee” as that term is defined in the Retirement Plan.

1.11	Normal Retirement Date
Normal Retirement Date means the date that is the later to occur of a Participant’s attainment of age 65 or the fifth anniversary of the Participant's commencement of participation in the Retirement Plan.

1.12	Participant
Participant means an Employee who has become a Participant in the Plan in accordance with Article II.

1.13	Plan
Plan means the Foundation Coal Supplemental Executive Retirement Plan, as set forth herein and as amended from time to time.

1.14	Plan Year
Plan Year means the 12-consecutive month period beginning January 1 and ending December 31; except that the initial Plan Year shall begin on July 30, 2004 and end on December 31, 2004.

1.15	Retirement Plan
Retirement Plan means the Retirement Plan for Salaried Employees of Foundation Coal, as amended from time to time.

1.16	Supplemental Benefit
Supplemental Benefit means the supplemental retirement benefit as determined under Article V.

1.17	Trust
Trust means the nonqualified grantor trust that may be established by the Company to assist it, to the extent necessary, to satisfy its benefit payment obligations under the Plan.

1.18	Trust Agreement
Trust Agreement means the agreement entered into between the Company and the Trustee establishing the Trust, if any.

1.19	Trustee
Trustee means the trustee or trustees of the Trust pursuant to the Trust Agreement.

ARTICLE II

ELIGIBILITY FOR PARTICIPATION
Each Employee of the Company shall automatically become a Participant in the Plan effective as of the first day of the first pay period in which all of the following conditions have been satisfied: (a) the Employee is a Participant in the Retirement Plan and (b) the Employee’s Accrued Benefit under the Retirement Plan has been limited by application of the requirements of Section 415 and/or Section 401(a)(17) of the Code. In no event shall any employee of Riverton. Coal Production, Inc. or any of its subsidiaries be eligible to participate in the Plan.

ARTICLE III
FUNDING
Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and a Participant, a Beneficiary, or any other person. The title to and beneficial ownership of any assets, whether cash or investments, which the Company may designate to pay the Supplemental Benefits under the Plan, shall at all times remain with the Company and neither a Participant nor a Beneficiary shall have any right or property interest whatsoever in any such asset of the Company. The Company shall not be required to fund its obligations under the Plan in any manner, whether by purchase of insurance contracts, by contributions to a trust, by deposits in an escrow account or otherwise. However, if the Company does establish such a trust, purchase any such contract or deposit funds in any such account, then neither a Participant nor a Beneficiary, shall have any right or interest in such contracts, trusts, or accounts but may look solely to the Company’s unsecured promise to pay in accordance with the provisions of the Plan. The Plan is intended to constitute a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of the Employee Retirement Income Security Act of 1974, as amended from time to time.

ARTICLE IV
VESTING
A Participant shall become fully vested in his Supplemental Benefit at such time as he becomes fully vested in his accrued benefit under the Retirement Plan as determined by Section 5.5 or, if applicable, Section 5.8 or 7.4 of the Retirement Plan.

ARTICLE V

COMPUTATION OF SUPPLEMENTAL BENEFIT
A Participant’s Supplemental Benefit under the Plan shall be equal to:

(a)	the Participant’s vested Accrued Benefit payable under the Retirement Plan, minus

(b)
the vested Accrued Benefit that would have been payable under the Retirement Plan to the Participant (i) had the limitations of Section 415 and Section 401(a)(17) of the Code, as applicable, not been applied, and (ii) had any compensation, included in the year of deferral, which is deferred under any deferred compensation plan sponsored by the Company been included in the Participant’s Compensation for purposes of the Retirement Plan, minus

(c)	the Participant’s supplemental benefit under the RAG American Coal Supplemental Executive Retirement Plan, as set forth in Appendix A hereto.
Appendix B sets forth an example demonstrating how a Supplemental Benefit shall be calculated.

ARTICLE VI
PAYMENT OF SUPPLEMENTAL BENEFIT

6.1	Commencement of Supplemental. Benefit Payments
Payment of a Participant’s Supplemental Benefit under the Plan shall be made as of the date on which the payment of the Participant’s Accrued Benefit on account of early retirement or normal retirement under the. Retirement Plan commences. A Participant’s Supplemental Benefit shall be paid in the form of an actuarially equivalent lump sum cash payment. For purposes of the Plan, actuarial equivalence shall be computed on the basis of the actuarial assumptions specified in the Retirement Plan for such purpose. A Participant’s Supplemental Benefit that is paid before a Participant’s Normal Retirement Date shall be reduced in accordance with the provisions of the Retirement Plan governing payment of benefits before the “Normal Retirement Age” thereunder.

6.2	Death Benefits
A death benefit shall be paid to the Beneficiary of a Participant who dies prior to the payment of the Participant’s Supplemental Benefit under the Plan. The death benefit shall be equal to the Supplemental Benefit accrued by the Participant as of the date of the Participant’s death. The death benefit shall be paid to the Beneficiary in an actuarial equivalent lump sum payment and at the time any death benefit is paid to the Beneficiary under the Retirement Plan. The Beneficiary under the Retirement Plan shall be the Beneficiary under the Plan.

6.3	Plan Interest Nonassignable
Neither a Participant nor a Beneficiary shall have any right to commute, sell, assign, transfer, or otherwise convey the right to receive any payments under the Plan. Payments will not be subject to the claim of any creditor of a Participant or a Beneficiary, nor can payments be taken in execution by attachment or garnishment or by any other legal or equitable proceeding.

6.4	Distribution to Minors or Incapacitated Persons
If the Committee shall find that any person to whom any payment is to be made under the Plan is unable to care for such person’s affairs because of illness or accident, or is a minor, any payment due (unless a prior claim has been made by a duly appointed guardian or other legal representative) may be paid to the spouse, a child, a parent, or to any person deemed by the Committee to have incurred expenses for care of the person otherwise entitled to payment, in such manner and proportions as the Committee shall determine. Any such payment shall be a complete discharge of the liabilities of the Company under the Plan.

6.5	Termination of Service
Nothing in the Plan shall be construed to give a Participant the right to be retained as an employee of the Company or to impair the right of the Company to terminate a Participant’s services at any time with or without cause.

6.6	Change in Control
In the event of a Change in Control, each Participant shall be paid the actuarial equivalent (determined using the actuarial assumptions specified in the Retirement Plan) of the Participant’s Supplemental Benefit amount computed under Article V of the Plan as though the Participant terminated employment with the Company on the date the Change in Control is deemed to have occurred. Such Supplemental Benefit shall be paid in the form of a lump sum cash payment as soon as administratively feasible after the Change in Control is deemed to have occurred, and if the payment date is before the date the Participant attains his Normal Retirement Date, such Supplemental Benefit shall be reduced in accordance with the provisions of the Retirement Plan governing the payment of benefits before the “Normal Retirement Age” thereunder.

6.7	Reduction of Supplemental Benefit in the. Event of Payment From Trust Upon Taxation of Interest in Trust
In the event any Participant or Beneficiary is determined to be subject to Federal income tax on any amount held in the Trust or a predecessor supplemental executive retirement plan or trust and said amount determined to be taxable is distributed to such Participant or Beneficiary from the Trust or a predecessor supplemental executive retirement plan or trust pursuant to the Trust Agreement or a predecessor supplemental executive retirement plan or trust agreement, the Supplemental Benefits payable under the Plan to such Participant or Beneficiary shall be reduced by the amount so distributed from the Trust or predecessor supplemental executive retirement plan or trust that is applied to reduce the Company’s liability to pay Supplemental Benefits under the Plan.

6.8	Overpayments
If, for any reason, any benefit under the Plan is erroneously paid or exceeds the amount payable to a Participant for the benefit of a Participant, the Participant shall be responsible for refunding the overpayment to the Plan. The refund shall be in the form of a lump-sum payment, a reduction of the amount of future benefits otherwise payable under the Plan, automatic deductions from pay or any other method as the Plan Administrator, in its sole discretion, may require.

ARTICLE VII
ADMINISTRATION OF THE PLAN

7.1    Administration
The Plan shall be administered by the Committee, which is specifically given the discretionary authority and such powers as are necessary for the proper administration of the Plan, including, but not limited to, the following:

(a)	to maintain any records necessary in connection with the operation of the Plan;

(b)	to calculate the amount of benefits due to Participants and Beneficiaries;

(c)
to have the authority and discretion to interpret the Plan and other documents, to decide questions and disputes, to supply omissions, and to resolve inconsistencies and ambiguities arising under the Plan and other documents, which interpretations and decisions shall be final and binding on all Participants and Beneficiaries;

(d)	to retain counsel, employ agents, and provide for such clerical, accounting, actuarial, and consulting services as it deems necessary or desirable to assist it in the administration of the Plan;

(e)
to retain the right, authority, and discretion to make benefit payments and predetermination of benefit decisions upon appeal to the extent it has the authority to make such appeal determinations under Section 7.2;

(f)	to establish rules and regulations for the administration of the Plan; and

(g)	to otherwise administer the Plan in accordance with its terms.
No determination of the Committee in one case shall create a bias or retroactive adjustment in any other case. Expenses for the administration of the Plan shall be paid by the Company and shall not affect any Participant’s or Beneficiary’s right to or amount of benefits under the Plan.

7.2	Claim Procedures

(a)
A Participant or the Beneficiary or the duly authorized representative of either (a “claimant”) may file a claim for a benefit under the Plan to which the claimant believes that he is entitled. Such a claim must be in writing and delivered to the Committee by certified mail. Within 90 days after receipt of a claim, the Committee shall send to the claimant by certified mail, postage prepaid, notice of the granting or denying, in whole or in part, of such claim, unless special circumstances require an extension of time for processing the claim. In no event may such an extension exceed 90 days from the end of the initial 90-day period. If such extension is necessary, the claimant will be given a written notice to this effect prior to the expiration of the initial 90-day period. The Committee shall have full discretion to deny or grant a claim in whole or in part. If notice of the denial of a claim is not furnished in accordance with this Section 7.2(a), the claim shall be deemed denied and the claimant shall be permitted to exercise the claimant’s right to review pursuant to Section 7.2(c).

(b)	If a claim for benefits made pursuant to Section 7.2(a) is denied, the Committee shall provide to the claimant written notice setting forth in a manner calculated to be understood by the claimant:

(i)	the specific reason or reasons for the denial;

(ii)	the specific reference to pertinent Plan provisions upon which the denial is based;

(iii)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary; and

(iv)	an explanation of the claim review procedure.

(c)
Within 60 days after receipt by the claimant of written notification pursuant to Section 7.2(a) of the denial in whole or in part of a timely made claim pursuant to Section 7.2(a), the claimant, upon written application to the. Committee in person or by certified mail, postage prepaid, may request a review of such denial, may review pertinent documents, and may submit issues and comments in writing.

(d)
Upon receipt of the request for review, the Committee shall review the claim and denial and shall communicate its decision to the claimant. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions upon which the decision is based. The decision on review shall be made not later than 60 days after the Committee’s receipt of a request for review under this Section 7.2(c), unless special circumstances require an extension of time for processing, in which case a decision shall be rendered not later than 120 days after the Committee’s receipt of a request for review under this Section 7.2(c). If such extension is necessary, the claimant shall be given written notice of the extension prior to the expiration of the initial 60-day period. If notice of the decision on the review is not furnished in accordance with this Section 7.2(c), the claim shall be deemed denied.

ARTICLE VIII

AMENDMENTS AND TERMINATION
The Company expects the Plan to be permanent, but as future conditions affecting the Company cannot be foreseen, the Company hereby reserves the right to amend, modify, suspend, or terminate the Plan by or pursuant to action of the Board of Directors, or, to the extent such authority has been delegated to the Committee, to the Committee. Any such amendment, modification, suspension, or termination of the Plan shall be effective not earlier than the date on which the Company shall have given notice of such action to affected Participants and Beneficiaries. An amendment, modification, suspension, or termination of the Plan may affect future Participants, but shall not reduce the Supplemental Benefit under the Plan of any Participant or Beneficiary as determined immediately prior to the effective date of such amendment, modification, suspension, or termination.

ARTICLE IX
MISCELLANEOUS

9.1	Effect on Employment
Nothing contained in the Plan shall be construed as a contract of employment between the Company and any of its employees. Participation in the Plan shall not alter or otherwise affect the responsibilities of any employee of the Company to fully perform his duties in a satisfactory and workmanlike manner, nor shall it affect the Company’s right to discipline, discharge, or take any other action with respect to any employee.

9.2	Liability

(a)
The Board of Directors, the Committee, and the Company shall not be liable for any action or determination made in good faith thereby with respect to the Plan or the rights of any person under the Plan.

(b)
If the Committee is in doubt as to the right of any person to receive any amount, the Company may retain such amount, which shall continue to accrue interest, on the basis of the interest rate specified in the Retirement Plan, until the rights thereto are determined, or the Company may pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan, the Board of Directors and the Committee therefor. Any payment made pursuant to this Section 9.2(b) shall be made as soon as practicable under the circumstances.

9.3	Applicable Law
The Plan shall be construed in accordance with and governed by the laws of the State of Maryland to the extent not superseded by federal law.

9.4	Effect of Agreement
The Plan shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and each Participant and Beneficiary and their heirs, personal representatives, and legal representatives.
Executed this 30th day of November, 2004.

FOUNDATION COAL BENEFITS COMMITTEE

By:	/s/ Michael R. Peelish
Michael R. Peelish, Chairman

By:	/s/ Michael A. Ciuchta
Michael A. Ciuchta, Member

By:	/s/ Frank J. Wood
Frank J. Wood, Member

APPENDIX A
SUPPLEMENTAL BENEFITS UNDER THE RAG AMERICAN COAL
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
For purposes of Subsection (c) of Article V of the Plan, set forth below are the names of the employees of RAG American Coal Holding, Inc. who had accrued a benefit under the RAG American Coal Supplemental Executive Retirement Plan, and opposite each name, the amount of such supplemental benefit:

Name	Supplemental Accrued Benefit (annual)

Beck, Klaus-Dieter	$9,384.72
Bryja, James	$2,557.08
Calarco Jr, Vincent	$308.40
Conklin, Douglas	$141.60
Deal, Larry	$4,336.68
Demichiei, Donald	$23,248.92
Dranbant, Donald	$1,662.48
Elston, Richard	$199.08
Haley, Ronald	$84.96
Hamilton, Bradley	$1,633.56
Hart, William	$12,852.00
Hudson, Donald	$5,165.76
Kempf, Jerry	$2,710.44
Kost, Kurt	$3,077.88
Lien, Thomas	$29,141.88
Moros, Nicholas	$11,849.40
Olsen, James	$15,928.80
Palm, Arthur	$539.64
Pearson, Gary	$1,628.76
Peelish, Michael	$16,048.92
Reed, Walter	$699.48
Roberts, Jim	$37,385.04
Scott, Randall	$18,242.88
Sieber, Keith	$8,598.96
Tellman, John	$11,137.80
Vajda, George	$26,608.68
Walker, Greg	$28,647.72
Warren, Stephen	$3,083.88
Williamson, Kemal	$4,593.12
Wood, Frank	$34,748.76
Zabrosky, Charles	$4,127.04

APPENDIX B
EXAMPLE - BENEFIT CALCULATION
The following illustrates how a Supplemental Benefit will be calculated under Article V of the Plan:
Assumed facts: Assume a participant elects to retire in 2005, when he is 55 years old. Further assume that, at the time of his retirement, he has 20 years of service. Assume the participant’s compensation results in the following:

	With Cap*	Without Cap*

Final Average Earnings	$180,000	$213,690

Career Pay	$205,000	$300,000

Annual Benefit	$57,755	$70,825
*The “cap” is the dollar limitation established under the Internal Revenue Code that is applicable to benefits payable from the Salaried Retirement Plan.
Finally, assume the participant was entitled to receive a supplemental benefit from the RAG American Coal Supplemental Executive Retirement Plan, which benefit was calculated on. August 1, 2004 and expressed as a single life annuity = $9,600 / year
Steps related to calculation of the Supplemental Benefit:

1.	Calculate the participant's total retirement benefit
Assume the participant’s total retirement benefit, which is calculated without regard to any of the limitations applicable to benefits payable under the Salaried Retirement Plan, payable at age 65, and expressed as a single life annuity = $70,825 / year

2.	Calculate the portion of the participant’s retirement benefit that is payable under the Salaried Retirement Plan
Assume the participant’s retirement benefit, which is payable under the Salaried Retirement Plan at age 65, and expressed as a single life annuity = $57,755 / year
3.    Calculate the amount of the total retirement benefit that is payable under the Plan

a.	Supplemental Benefit, payable at age 65, expressed as a single life annuity = $70,825 - $57,755 = $13,070 / year

b.	Subtract out the supplemental benefit that was paid under the RAG American Coal Supplemental Executive Retirement Plan on August 1, 2004 = $9,600 / year

c.	Supplemental Benefit, payable at age 65, expressed as a single life annuity = $13,070 - $9,600 = $3,470 / year

4.	Adjust the amount of the Supplemental Benefit, payable at age 65, to reflect earlier payout at age 55
Assumption: Early Retirement Factor 65%
Supplemental Benefit, payable at age 55 = ($3,470 x 65%) = $2,255.50 / year
Salaried Retirement Plan benefit, payable at age 55 = ($57,755 x 65%) = $37,540.75 / year

5.	Because the Supplement Benefit is only paid in a single lump sum, convert the benefit payable from the Supplemental Benefit from a single life annuity to a single lump sum amount
Assumption: 6.25% interest rate
Supplemental Benefit expressed as a single lump sum payment amount = $28,939.38
The vested accrued benefit payable under the Salaried Retirement Plan is normally payable in the form of a qualified joint and survivor annuity for married participants and in the form of a single life annuity for unmarried participants. However, a participant may elect, with written spousal consent (if married), to elect to receive the vested accrued benefit in one of the optional forms of benefit payment permitted under the Salaried Retirement Plan. In summary, these optional forms include (i) an Actuarially Equivalent monthly benefit payable for the life of the Participant with a survivor annuity payable after the death of the Participant for the life of the Participant's Surviving Spouse equal to one hundred percent (100%), seventy—five percent (75%) or fifty percent (50%) of the annuity payable during the joint lives of the Participant and the Participant’s Surviving Spouse and (ii) an Actuarially Equivalent lump sum payment. Please refer to the most recent version of the. Summary Plan Description of the Salaried Retirement Plan for a brief description of the optional forms of payment currently available.